EMBARGOED FOR USE BEFORE	Contact:
After 9am (Eastern)	Jack Ross, Chairman / CEO
November 16, 2015	Synergy CHC Corp
Jack@synergychc.com
615-939-9004

Synergy CHC Corp Acquires Another Quality Brand in “UrgentRx”

Westbrook, Maine, November 16, 2015 – Synergy CHC Corp (OTCQB: SNYR) a consumer health care company, today announced it has acquired a 100% ownership stake in Breakthough Products, Inc. (UrgentRx). UrgentRx is engaged in the business of developing and selling medications for headache, heart burn, allergy attack, ache and pain, and upset stomach in the form of powders.

Under the terms of the agreement, Synergy purchased all the issued and outstanding capital stock of UrgentRx in exchange for 6,000,000 shares of Synergy common stock. In addition, Synergy agreed to pay a royalty to a trust for the benefit of the UrgentRx shareholders equal to 5% of gross sales of the UrgentRx products following the first $5,000,000 in gross sales on a quarterly basis for a period of seven years from the closing date.

“We believe UrgentRx will continue to thrive as it joins Synergy’s expanding product portfolio while leveraging the momentum of the platform and multiple economies of scale it provides,” said Jordan Eisenberg, CEO of UrgentRx. “This is a tremendous opportunity for UrgentRx to continue to be consumers’ best choice for fast, convenient relief. I am thrilled to join Jack Ross and the Synergy Management Team. I believe we have a real opportunity to build a world-class consumer healthcare business bolstered by the most exciting and innovative brands in the industry.”

“We are pleased to add another unique offering to our portfolio; it is consistent with the company’s strategy to grow by further acquisition. We are deliberately seeking to generate shareholder value through the addition of products that help improve the lives of customers while leveraging our existing distribution relationships. We will continue to be active on the acquisition trail,” said Jack Ross, President and CEO of Synergy.

About UrgentRx

UrgentRx produces a line of fast-acting, portable OTC medications that provide right now relief for today’s busy, on-the-go consumer.  UrgentRx® Fast Powders™ are innovative, fast-acting flavored powder medications in patented credit card-sized packets.  They can be taken without water, providing immediate relief for a wide variety of everyday ailments, whenever and wherever they strike.  UrgentRx produces medications to treat allergy attacks, headaches, aches and pains, heartburn, and upset stomach, as well as a heart attack first aid that has helped save multiple lives.

UrgentRx is successfully disrupting and bringing much-needed innovation to the OTC category by offering products that fit contemporary consumers’ lifestyles. Answering these consumers’ unmet needs, UrgentRx is rapidly becoming the “go-to” brand for on-the-go relief. The line is sold in over 35,000 stores nationwide, including many leading national food, drug, mass, convenience and travel retailers. Notably, UrgentRx pioneered the use of “found space” displays that take advantage of previously-unutilized space at checkout.

The company was orginally funded by Sam Zell, David Bonderman, Herb Simon, Academy Award-winning actress Hilary Swank, worldwide talent agency WME, as well as multiple family offices.  UrgentRx has been featured on national talkshows The Doctors, Ellen and The View and has received coverage in The New York Times, Entrepreneur, Fortune, CNN, The Wall Street Journal, CNBC and Forbes. In 2015, UrgentRx won the prestigious Inc 5000 and was ranked as the 168th fastest-growing company in America.

Based in Denver, Colorado, UrgentRx was founded by two-time Goldman Sachs “Most Intriguing Entrepreneur” Jordan Eisenberg.

CREO Capital Securities, LLC was the investment bank for UrgentRx and its shareholders in this transaction.  Joel Montminy, President & CEO of CREO said “The Synergy team adeptly analyzed and efficiently closed on this highly complementary combination.  Under their watch, we believe UrgentRX will achieve exciting performance in the years ahead.”

About Synergy CHC Corp.

Synergy CHC Corp. is a consumer health care company that is in the process of building a portfolio of best-in-class consumer product brands. Synergy's strategy is to grow its portfolio both organically and by further acquisition. Synergy’s diversified portfolio now includes FOCUSFactor™, Neuragen™, Hand MD™, and UrgentRx™. For more information, please visit www.synergychc.com.

About FOCUSfactor® “Another Synergy Brand”

FOCUSfactor is sold at America’s leading retailers such as Costco, Sam’s Club, Wal-Mart, BJ’s Walgreens and The Vitamin Shoppe. FOCUSfactor, America’s leading brain health supplement, is a nutritional supplement that includes a proprietary blend of brain supporting vitamins, minerals, antioxidants and other nutrients. In December 2012, the United States Patent and Trademark Office issued US Patent 8,329,227 covering FOCUSfactor’s proprietary formulation “for enhanced mental function.” The issuance of the patent marked one of the few times a patent has been issued for a nationally branded nutritional supplement. FOCUSfactor is clinically tested with results demonstrating improvements in focus, concentration and memory in healthy adults. www.focusfactor.com

About Neuragen® “Another Synergy Brand”

Neuragen® is a topical product that works directly at the site of the pain as opposed to oral products. Neuragen® reduces the spontaneous firing of damaged peripheral nerves. By calming these firings at the source, Neuragen® is clinically shown to reduce shooting and burning pains quickly and without the side effects of orally taken medications. This is in part due to the small lipophilic molecules found in Neuragen® which rapidly carry the active ingredients through the rough outer layer of the skin to the site of the pain. Neuragen® is available over the counter in most local pharmacies either in the diabetic section or the analgesic (pain) section. For more information, please visit www.neuragen.com.

About Hand MD® “Another Synergy Brand’

Hand MD is the world’s first anti-aging skincare line formulated specifically for the hands. Hands reveal a woman’s true age and the rejuvenation of the hand has become women’s #1 aging concern. Developed by Kara Harshbarger and renowned celebrity dermatologist Dr. Alex Khadavi, Hand MD’s extensive clinical trials show significant improvement in the appearance of fine lines and wrinkles, skin hydration, hyper-pigmentation and radiance. HAND MD launched on QVC and sold out in an astonishing 5 minutes. www.hand-md.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or Synergy’s prospects should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: Synergy’s ability to integrate the Urgent Rx and other recently acquired product lines into its current operations; Synergy’s dependence on third parties for its research and development, manufacturing and distribution functions; Synergy’s’ dependence on its license relationships; the risks and uncertainties associated with Synergy’s ability to manage its limited cash resources; obtaining additional financing to support Synergy’s operations; protecting the intellectual property developed by or licensed to Synergy; and Synergy’s ability to build its operations to support its business strategy and promote its products. These and other risks are described in greater detail in Synergy’s filings with the SEC, copies of which are available free of charge at the SEC's website (www.sec.gov) or upon request from Synergy. Synergy may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Synergy assumes no obligation and does not intend to update these forward-looking statements, except as required by law.